SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 20, 2004

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

575 Broadway, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9440

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On July 20, 2004, SupportSoft, Inc., a Delaware corporation, (the “Company”), announced that together with its wholly-owned subsidiary, SupportSoft Canada Inc., a New Brunswick company, (“Support Canada”), it had entered into an agreement in which the Company and Support Canada will purchase all or substantially all of the assets of Core Networks Inc. for cash for an aggregate purchase price of approximately $17 million USD. Completion of this transaction is subject to satisfaction of customary closing conditions.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	Press Release dated July 20, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2004

SUPPORTSOFT, INC.

By:	/s/ Brian M. Beattie
Brian M. Beattie
Executive Vice President of Finance and Administration and Chief Financial Officer
(Principal Financial Officer and Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 20, 2004